UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2015

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of Principal Executive Offices) (Zip Code)

(614) 757-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 1, 2015, Cardinal Health, Inc. (the “Company”) entered into a binding offer letter (the “Offer Letter”) with Ethicon, Inc. (“Ethicon”), a wholly-owned subsidiary of Johnson & Johnson, pursuant to which the Company made a binding offer (the “Offer”) to purchase certain assets of the Cordis business of Johnson & Johnson, for a purchase price of $1,944 million in cash, subject to certain adjustments and on a cash-free, debt-free basis (the “Acquisition”). The assets subject to the proposed Acquisition relate to the development, manufacture and distribution of medical devices for use in connection with interventional cardiology and endovascular procedures (the “Business”).

The Offer expires on the earlier of (a) May 30, 2015 and (b) the second business day after the date on which each of the employees’ representative bodies of Ethicon and its affiliates in France and Germany have concluded certain statutory information or consultation processes in connection with the Acquisition and delivered their final opinions. The Offer can be extended by either party in certain circumstances, to no later than July 29, 2015. Upon completion of the employee consultation processes, the Company expects that Ethicon will accept the Offer by countersigning the stock and asset purchase agreement attached to the Offer Letter (the “Purchase Agreement”). The Offer Letter provides that, until the Offer is accepted or the Offer Letter is terminated, Ethicon is prohibited from soliciting proposals from, negotiating or discussing with, or entering into an agreement with, third parties with respect to an alternative transaction relating to 25% or more of the assets of the Business. If Ethicon does not accept the Offer prior to its expiration, the Offer Letter requires Ethicon to pay the Company $19.44 million as reimbursement for the Company’s expenses. The Offer Letter requires Ethicon to pay a termination fee of $77.76 million if (a) the Company terminates the Offer Letter as a result of Ethicon’s breach of its exclusivity obligations or (b) if any person has made an alternative proposal prior to the termination of the Offer, Ethicon fails to accept the Offer and Ethicon enters into a definitive agreement with respect to any alternative proposal within 12 months after the termination of the Offer Letter.

The Purchase Agreement provides that completion of the Acquisition is subject to the satisfaction or waiver of customary closing conditions, including, among other things, the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, receipt of anti-trust approval in other specified jurisdictions and the transfer of certain product registrations required for the operation of the Business.

The foregoing summary of the Offer Letter, the Purchase Agreement attached thereto and the transactions contemplated by the Offer Letter and the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Offer Letter, which is filed as Exhibit 10.1 to this current report on Form 8-K, and the full text of the Purchase Agreement, which is attached thereto as Exhibit 1.

The Offer Letter, the Purchase Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Acquisition. They are not intended to provide any other factual information about the Company, the Business, Johnson & Johnson or their respective subsidiaries, affiliates, businesses or equityholders. The representations, warranties and covenants contained in the Purchase Agreement are made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties and may be subject to limitations agreed upon by the parties, including being qualified by schedules and other disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Company, the Business, Johnson & Johnson or any of their respective subsidiaries, affiliates, businesses, or equityholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the dates of the Offer Letter and the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Accordingly, investors should read the representations and warranties in the Purchase Agreement only in the context of the transactions contemplated by the Offer Letter and the Purchase Agreement that the Company includes in reports, statements and other filings that it makes with the U.S. Securities and Exchange Commission.

Item 7.01.	Regulation FD Disclosure.

The Company issued a news release and fact sheet on March 2, 2015 regarding the Acquisition. Copies of the news release and fact sheet, which are attached to this current report on Form 8-K as Exhibits 99.1 and 99.2, respectively, are hereby furnished pursuant to this Item 7.01.

The Company is hosting a webcast and conference call on March 2, 2015 to discuss the Acquisition. The slide presentation for the webcast and conference call and an audio replay of the conference call will be available on the Investors page at ir.cardinalhealth.com.

Item 8.01.	Other Events.

On March 2, 2015, in connection with the Acquisition and its financing, the Company obtained a commitment letter from Goldman Sachs Bank USA for a new $1.0 billion senior unsecured bridge term loan (the “Bridge Facility”). The Company plans to issue $1.0 billion of senior unsecured notes prior to the completion of the Acquisition and then terminate the commitment under the Bridge Facility.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Binding Offer Letter, dated March 1, 2015, together with the Purchase Agreement, executed by the Company, attached as Exhibit 1 thereto

99.1	News release issued by the Company on March 2, 2015

99.2	Fact sheet issued by the Company on March 2, 2015

Cautionary Statement Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements addressing the Acquisition and the other transactions contemplated in the Offer Letter and the Purchase Agreement and other statements about future expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” “likely,” and similar expressions. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include the ability to successfully complete the Acquisition on a timely basis, including receipt of required regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the Offer Letter or the Purchase Agreement (once executed); the outcome of any legal proceedings that may be instituted against the parties and others related to the Acquisition; the satisfaction of certain conditions to the completion of the Acquisition; or the conditions of the credit markets and an ability to issue debt on acceptable terms. The Company is subject to additional risks and uncertainties described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and exhibits to those reports. This current report on Form 8-K reflects management’s views as of March 2, 2015. Except to the extent required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL HEALTH, INC.

Dated: March 2, 2015	By:	/s/ Stephen T. Falk
	Name:	Stephen T. Falk
	Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Binding Offer Letter, dated March 1, 2015, together with the Purchase Agreement, executed by the Company, attached as Exhibit 1 thereto

99.1	News release issued by the Company on March 2, 2015

99.2	Fact sheet issued by the Company on March 2, 2015